FFTW FUNDS, INC.
                         Form N-SAR for the period ending December 31, 1998
                                    File Number 811-5796





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 26TH day of February, 1999.



                                                  FFTW FUNDS, INC.




                                                  By: /s/ William E. Vastardis
                                                  William E. Vastardis
                                                  Secretary



Witness: /s/ Eric P. Nachimovsky
            Eric P. Nachimovsky